                                                                     EXHIBIT ___


                                                                  Execution Copy

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                            STOCK PURCHASE AGREEMENT

                                      AMONG

                 CHARLESBANK EQUITY FUND IV, LIMITED PARTNERSHIP

                                       AND

                                THE STOCKHOLDERS
                                       OF
                         THE J. H. HEAFNER COMPANY, INC.
                               SIGNATORIES HERETO











DATED AS OF APRIL 21, 1999

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                                TABLE OF CONTENTS

Introduction......................................................................................................1

                                    ARTICLE I

                           Purchase and Sale of Shares

SECTION 1.1. The Shares and the Additional Shares.................................................................1
SECTION 1.2. Purchase Price and Additional Purchase Price.........................................................1
SECTION 1.3. Closing..............................................................................................2

                                   ARTICLE II

                         Representations and Warranties

SECTION 2.1. Representations and Warranties of the Stockholders...................................................2

              (a) Organization, Standing and Power................................................................2
              (b) Authority; Binding Agreement....................................................................3
              (c) Capitalization; Equity Interests................................................................3
              (d) Conflicts; Consents.............................................................................4
              (e) Financial Information and SEC Reports...........................................................5
              (f) Absence of Changes..............................................................................6
              (g) Assets and Properties...........................................................................7
              (h) Intellectual Property...........................................................................8
              (i) Year 2000.......................................................................................9
              (j) Agreements......................................................................................9
              (k) Litigation.....................................................................................10
              (l) Compliance; Licenses and Permits...............................................................10
              (m) Environmental Matters..........................................................................10
              (n) Labor Relations; Employees.....................................................................11
              (o) Potential Conflicts of Interest................................................................14
              (p) Tax Matters....................................................................................14
              (q) Inventory......................................................................................15
              (r) Trade Relations................................................................................15
              (s) Insurance......................................................................................15
              (t) Brokers........................................................................................16
              (u) Full Disclosure................................................................................16

         SECTION  2.2. Representations and Warranties of Each Stockholder........................................16

              (a) Authority; Binding Agreement; Title to Shares..................................................16
              (b) Conflicts; Consents............................................................................17
              (c) Brokers........................................................................................17
              (d) Litigation.....................................................................................17

         SECTION  2.3. Representations and Warranties of the Purchaser...........................................17

              (a) Organization; Power and Authority..............................................................17
              (b) Binding Agreement..............................................................................18
              (c) Conflicts; Consents............................................................................18
              (d) Investment Representation......................................................................18
              (e) Brokers........................................................................................18
              (f) Litigation.....................................................................................18
              (g) Funds Available................................................................................19


                                   ARTICLE III

                              Additional Agreements

SECTION 3.1. Expenses............................................................................................19
SECTION 3.2. Conduct of Business.................................................................................19

              (a) In General.....................................................................................19
              (b) Employees......................................................................................20
              (c) Taxes..........................................................................................20

SECTION 3.3. Reasonable Efforts; Further Assurances..............................................................20
SECTION 3.4. No Shopping.........................................................................................20
SECTION 3.5. Access and Information..............................................................................21
SECTION 3.6. Confidentiality; Restrictive Covenants..............................................................21

              (a) Confidential Information.......................................................................21
              (b) Acknowledgments by Controlling Stockholders....................................................22
              (c) Non-Competition; Non-Solicitation..............................................................22
              (d) Enforceability.................................................................................22

SECTION 3.7. Public Announcements................................................................................23
SECTION 3.7. Indemnification of Directors and Officers...........................................................23
SECTION 3.9. Stockholder Representative..........................................................................23

              (a) Appointment....................................................................................23
              (b) Successor Representatives......................................................................24

SECTION 3.10. Escrow Agreement...................................................................................24
SECTION 3.11. Release............................................................................................24
SECTION 3.12. Joinder............................................................................................25
SECTION 3.13. Termination of Guarantees..........................................................................25
SECTION 3.14. Merger Transaction.................................................................................25


                                   ARTICLE IV

                              Conditions Precedent

SECTION 4.1. Conditions to Obligations of the Purchaser..........................................................25

              (a) Representations, Warranties and Covenants......................................................25
              (b) Certificates...................................................................................26
              (c) Legal Opinions.................................................................................26
              (d) HSR Act........................................................................................26
              (e) No Legal Bar...................................................................................26
              (f) Consents, Amendments and Terminations..........................................................26
              (g) Company Directors..............................................................................27
              (h) Share Certificates.............................................................................27
              (i) Consulting Agreement...........................................................................27
              (j) Management.....................................................................................27
              (k) No Material Adverse Change.....................................................................27
              (l) Other Deliveries...............................................................................27

SECTION 4.2. Conditions to Obligations of the Stockholders.......................................................27

              (a) Representations, Warranties and Covenants......................................................27
              (b) Certificate....................................................................................27
              (c) Legal Opinion..................................................................................27
              (d) HSR Act........................................................................................28
              (e) No Legal Bar...................................................................................28
              (f) Other Deliveries...............................................................................28


                                    ARTICLE V

                                    Indemnity

SECTION 5.1. Indemnification.....................................................................................28

              (a) Indemnification by Stockholders................................................................28
              (b) Indemnification by Purchaser...................................................................29
              (c) Indemnification Procedures.....................................................................30
              (d) Company Participation..........................................................................30
              (e) Asserted Liabilities Involving the Company.....................................................30
              (f) Treatment of Payments..........................................................................31

SECTION 5.2. Limitations.........................................................................................31

              (a) Expiration Date................................................................................31
              (b) Caps...........................................................................................31
              (c) Threshold; Minimum Claim Amount................................................................31
              (d) Tax Benefits...................................................................................32
              (e) Insurance Proceeds.............................................................................32
              (f) Additional Exclusions..........................................................................33
              (g) Remedy.........................................................................................33

                                   ARTICLE VI

                                  Miscellaneous

SECTION 6.1. Entire Agreement....................................................................................33
SECTION 6.2. Termination.........................................................................................33
SECTION 6.3. Descriptive Headings; Certain Interpretations.......................................................34
SECTION 6.4. Notices.............................................................................................34
SECTION 6.5. Counterparts........................................................................................36
SECTION 6.6. Survival............................................................................................36
SECTION 6.7. Benefits of Agreement...............................................................................36
SECTION 6.8. Amendments and Waivers..............................................................................36
SECTION 6.9. Assignment..........................................................................................36
SECTION 6.10. Enforceability; Equitable Relief...................................................................37
SECTION 6.11. Arbitration; Consent to Jurisdiction; Waiver of Jury Trial.........................................37
SECTION 6.12. Governing Law......................................................................................38

                                     ANNEXES

A        Dispute Resolution Procedures


                                    SCHEDULES

Disclosure Schedule
2.2(b)   Stockholder Consents
3.2      Conduct of Business
3.11     Exceptions to Stockholder Release
4.1(f)   Consents

                                    EXHIBITS

A-1      Form of Officers' Certificate
A-2      Form of Stockholder's Certificate
B        Form of Consulting Agreement
C        Form of Purchaser's Certificate

                  STOCK PURCHASE AGREEMENT, dated as of April 21, 1999 (the "Agreement"), among Charlesbank Equity Fund IV, Limited Partnership, a Massachusetts limited partnership (the "Purchaser"), each of the stockholders of The J.H. Heafner Company, Inc., a North Carolina corporation (the "Company") signing this Agreement on the date first written above (the "Principal Stockholders"), each other stockholder of the Company who joins in this Agreement pursuant to
                  Section 3.12 (the "Other Stockholders" and, together with the Principal Stockholders, the "Stockholders"), and, from and after such time as it may elect to join in this Agreement pursuant to Section 3.12, the Company.
                  -----------------------------------------------------


                                  INTRODUCTION

                  The Company owns and operates a nationwide wholesale and retail tire and automotive parts business. Each Stockholder desires to sell the number of shares (the "Shares") of Class A Common Stock, $.01 par value (the "Class A Common Stock"), of the Company set forth opposite such Stockholder's name on the signature page to this Agreement to the Purchaser, and the Purchaser desires to purchase the Shares, together with any additional shares of common stock of the Company (the "Additional Shares") to be sold by the Other Stockholders, on the terms and conditions set forth in this Agreement.

                  The parties agree as follows:

                                    ARTICLE I

                         PURCHASE AND SALE OF THE SHARES

              SECTION 1.1. The Shares and the Additional Shares. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (defined below), (i) each Principal Stockholder shall sell, convey, assign, transfer and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept from each Principal Stockholder, the Shares owned by such Principal Stockholder and set forth opposite such Principal Stockholder's name on the signature pages to this Agreement, free and clear of all security interests, liens, pledges, charges, escrows, options, rights of first refusal, mortgages, indentures, security agreements or other claims, encumbrances, agreements, arrangements or commitments of any kind or character, whether written or oral and whether or not relating in any way to credit or the borrowing of money (collectively, "Claims") and (ii) each Other Stockholder shall sell, convey, assign, transfer and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept from each Other Stockholder, the Additional Shares owned by such Other Stockholder and set forth opposite such Other Stockholder's name on the signature pages to this Agreement, free and clear of all Claims.

              SECTION 1.2. Purchase Price and Additional Purchase Price. The purchase price for the Shares and the Additional Shares shall be cash in the amount of $9.00 per share. At the Closing, the Purchaser shall pay an aggregate amount equal to the sum of (i) $9.00 multiplied by the total number of Shares being sold by the Principal Stockholders as set forth on the signature pages to this Agreement (the "Purchase Price") and (ii) $9.00 multiplied by the number of Additional Shares being sold by the Other Stockholders as set forth on the signature pages to this Agreement (the "Additional Purchase Price" and, together with the Purchase Price, the "Aggregate Purchase Price"), in each case, by wire transfer of immediately available funds to accounts designated by William H. Gaither (the "Stockholder Representative") or, if applicable, the stockholder representatives designated by the Other Stockholders pursuant to Section 3.9, in writing no later than two business days prior to the Closing Date. The provisions of Sections 1.1 and 1.2 notwithstanding, The 1818 Mezzanine Fund, L. P. shall be entitled to transfer the warrants held by it to the Purchaser, rather than the Additional Shares underlying the warrants, for the Additional Purchase Price per share for which the warrants are exercisable less the $.01 per Additional Share exercise price and, in such event, the representations and warranties made by The 1818 Mezzanine Fund, L. P. shall apply to the warrants and the shares of Class A Common Stock issuable upon exercise thereunder (assuming the Purchaser were to exercise the warrants immediately following the Closing). The Purchaser shall convert any warrants acquired pursuant to the foregoing sentence into Class A Common Stock on or promptly after the Closing Date.

              SECTION 1.3. Closing. The closing (the "Closing") for the consummation of the transactions contemplated by this Agreement shall take place at the offices of Howard, Smith & Levin LLP, 1330 Avenue of the Americas, New York, New York 10019, or such other place or places as the Stockholders and the Purchaser shall agree, at 10:00 a.m. (New York time) on the later of May 21, 1999 and four business days following the date on which all conditions set forth in Article IV shall have been satisfied or waived, or such other date and time agreed to by the Stockholders and the Purchaser (such date, the "Closing Date").

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

              SECTION 2.1. Representations and Warranties of the Stockholders. The Stockholders severally and not jointly represent and warrant to the Purchaser as follows:

              (a) Organization, Standing and Power. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is necessary because of the property owned, leased or operated by it or because of the nature of its business as now being conducted, except for any failure so to qualify or be in good standing which, individually, would not have a material adverse effect on the business, assets, condition (financial or otherwise), financial position, results of operations or prospects of the Company and its Subsidiaries, taken as a whole (a "Material Adverse Effect"). Section 2.1(a) of the disclosure schedule being delivered to the Purchaser simultaneously with the execution of this Agreement (the "Disclosure Schedule") lists the jurisdictions of incorporation and foreign qualification of the Company and each of its Subsidiaries (as defined below). The Company has delivered to the Purchaser complete and correct copies of the constitutive documents of each of the Company and its Subsidiaries, in each case as amended to the date of this Agreement, and has made available to the Purchaser each such entity's minute books and stock records. Section 2.1(a) of the Disclosure Schedule contains a true and correct list of the directors and officers of each of the Company and its Subsidiaries as of the date of this Agreement and at all times since the last action of their respective boards of directors and stockholders. For purposes of this Agreement, a "Subsidiary" of any person means another person under the control of such person (where "control" means the direct or indirect possession of the power to elect at least a majority of the board of directors or other governing body of a Person through the ownership of voting securities, ownership or partnership interests, by contract or otherwise or, if no such governing body exists, the direct or indirect ownership of 50% or more of the equity interests of a Person); and a "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity (governmental or private).

              (b) Authority; Binding Agreement. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby are within its corporate powers and, when executed and delivered by the Company in accordance with Section 3.12, will have been duly and validly authorized by all necessary corporate action on the part of the Company. When executed and delivered by the Company in accordance with
Section 3.12, this Agreement will have been duly executed and delivered by the Company, and will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

              (c)   Capitalization; Equity Interests.

              (i) Company. The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock (as defined below) and 11,500 shares of Preferred Stock, $.01 par value (the "Preferred Stock"). At the time of execution of this Agreement, 3,697,000 shares of Class A Common Stock, 1,400,667 shares of Class B Common Stock, $.01 par value (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), and 11,500 shares of Preferred Stock were issued and outstanding. The outstanding capital stock of the Company is owned of record as set forth in Section 2.1(c)(i) of the Disclosure Schedule.

              (ii) Subsidiaries. Section 2.1(c)(ii) of the Disclosure Schedule sets forth a complete list of all of the Company's Subsidiaries as of the date of this Agreement, together with their respective jurisdictions of incorporation, authorized capital stock, number of shares issued and outstanding and record ownership of such shares. Except as set forth in Section 2.1(c)(ii) of the Disclosure Schedule, the Company does not have any Subsidiaries or own or hold any equity or other security interest in any other Person. All issued and outstanding shares of capital stock of the Company's Subsidiaries have been duly authorized, were validly issued, are fully paid and non-assessable and subject to no preemptive rights and are directly or indirectly owned beneficially and of record by the Company, free and clear of all Claims, and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock).

              (iii) Other Equity Interests. Except as set forth in Section 2.1(c)(iii) of the Disclosure Schedule, at the time of execution of this Agreement, no shares of capital stock or other voting securities of the Company or any of its Subsidiaries are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company and its Subsidiaries were duly authorized and validly issued and are fully paid and nonassessable subject to no preemptive rights. Except as set forth in Section 2.1(c)(iii) of the Disclosure Schedule, there are no bonds, debentures, notes or other indebtedness or securities of the Company or any of its Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company or such Subsidiary may vote. Except as set forth in Section 2.1(c)(iii) of the Disclosure Schedule, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any such Person is bound obligating such Person to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of such Person or obligating such Person to issue, grant, extend or enter into any such security, option, warrant, call right, commitment, agreement, arrangement or undertaking. Except as set forth in Section 2.1(c)(iii) of the Disclosure Schedule, there are no outstanding rights, commitments, agreements, arrangements or undertakings of any kind obligating the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or other voting securities of the Company or any of its Subsidiaries or any securities of the type described in the two immediately preceding sentences. Except as set forth on Section 2.1(c)(iii) of the Disclosure Schedule, no former holder of a security of the Company or any of its Subsidiaries is, or will become, entitled to any payment with respect to such security. Set forth in Section 2.1(c)(iii) of the Disclosure Schedule is a list of each option or Warrant outstanding, the exercise price thereof and the holder of such option or Warrant.

              (d) Conflicts; Consents. The execution, delivery and performance by the Principal Stockholders and, when executed and delivered by the Company and the Other Stockholders in accordance with Section 3.12, by the Company and the Other Stockholders of this Agreement and the consummation of the transactions contemplated hereby do not (in the case of the Principal Stockholders) and will not (in the case of the Stockholders and the Company) (i) except as specifically set forth in Section 2.1(d) of the Disclosure Schedule, conflict with or result in a breach of the articles of incorporation, by-laws or other constitutive documents of the Company or any of its Subsidiaries, (ii) except as set forth in Section 2.1(d) of the Disclosure Schedule, conflict with, breach or result (with or without due notice, the passage of time or both) in a default (or give rise to any right of termination, cancellation or acceleration) under any of the provisions of any note, bond, lease, mortgage, indenture, or any license, franchise, permit, agreement or other instrument or obligation to which any of the Company or its Subsidiaries is a party, or by which any such Person or its properties or assets are bound, except for such conflicts, breaches or defaults (x) as to which requisite waivers or consents have been obtained before the Closing (which waivers or consents are set forth in Section 4.1(f) of the Disclosure Schedule) or (y) which individually or in the aggregate could not reasonably be expected to have a Material

Adverse Effect, (iii) violate any law, statute, rule or regulation or judgment, order, writ, injunction or decree applicable to the Company or any of its Subsidiaries or any such Person's properties or assets or (iv) result in the creation or imposition of any Claim upon any property or assets used or held by the Company or any of its Subsidiaries. Except for the filing of a premerger notification and report form under the Hart-Scott-Rodino Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") and the expiration or early termination of the applicable waiting period thereunder, no consent or approval by, or notification of or registration or filing with, any Person will be required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation of the transactions contemplated hereby except as set forth in Section 2.1(d) of the Disclosure Schedule.

              (e) Financial Information and SEC Reports.

              (i) SEC Reports. The Company has previously furnished or made available to the Purchaser true and complete copies of all reports (the "SEC Reports") filed by the Company and its Subsidiaries with the Securities and Exchange Commission (the "SEC") through and including the date of this Agreement. Each of the balance sheets (including the related notes) included in the Company SEC Reports presents fairly, in all material respects, the consolidated financial position of the Person (consolidated with its Subsidiaries, as applicable) to which it relates as of the date thereof, and each of the other related statements (including the related notes) included in the Company SEC Reports presents fairly, in all material respects, the results of operations and changes in financial position of the Person (consolidated with its Subsidiaries, as applicable) to which it relates for the period or as of the date set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein. Each Company SEC Report, as of its date (as amended through the date of this Agreement), complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the applicable rules and regulations thereunder.

              (ii) Undisclosed Liabilities. Except as set forth in Section 2(e)(ii) of the Disclosure Schedule or as reflected in the consolidated balance sheets of the Company and its Subsidiaries at December 31, 1998 (the "Balance Sheet") and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal year then ended with the opinion of Arthur Andersen LLP thereon (the "1998 Financials"), true and complete copies of which are attached as part of Section 2.1(e)(ii) of the Disclosure Schedule, which financial statements were filed with the SEC by the Company on March 31, 1999 in its Annual Report on Form 10-K (as amended by the Company's Annual Report on Form 10-K/A-1 filed with the SEC on April 5, 1999) and furnished to the Purchaser, the Company and its Subsidiaries do not have, and as a result of the transactions contemplated by this Agreement, will not have, any liabilities or obligations (whether absolute, accrued, contingent or otherwise, and whether due or to become due), except for liabilities and obligations (1) incurred in the ordinary course of business consistent with past practice since December 31, 1998 or (2) which individually do not exceed $250,000 or $1,000,000 in the aggregate.

              (iii) Books and Records. The books of account, minute books, stock record books and other records of the Company and its Subsidiaries are complete and correct in all material respects. True and complete copies of all minute books and all stock record books of the Company and each of its Subsidiaries have heretofore been made available to Purchaser.

              (f) Absence of Changes. Except in each case as set forth in
Section 2.1(f) of the Disclosure Schedule, since December 31, 1998, the Company and its Subsidiaries have been operated in the ordinary course consistent with past practice and there has not been:

                    (i) any material adverse change in the business, assets, condition (financial or otherwise), financial position, results of operations or prospects (other than changes resulting from general economic or market conditions) of the Company and its Subsidiaries, taken as a whole;

                    (ii) any material obligation or liability (whether absolute, accrued, contingent or otherwise, and whether due or to become due) incurred by the Company or any of its Subsidiaries, other than obligations under customer contracts, current obligations and other liabilities incurred in the ordinary course of business and consistent with past practice;

                    (iii) any payment, discharge, satisfaction or settlement of any material claim or obligation of the Company or any of its Subsidiaries, except in the ordinary course of business and consistent with past practice;

                    (iv) other than regularly scheduled dividends on the Preferred Stock, any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company or any of its Subsidiaries or any direct or indirect redemption, purchase or other acquisition of any such shares;

                    (v) any issuance or sale, or any contract entered into for the issuance or sale, of any shares of capital stock or securities convertible into or exercisable for shares of capital stock of the Company or any of its Subsidiaries;

                    (vi) any sale, assignment, pledge, encumbrance, transfer or other disposition of any material asset of the Company or any of its Subsidiaries (excluding in all events sales of assets no longer useful in the operation of the business and sales of inventory to customers in the ordinary course of business consistent with past practice), or any sale, assignment, transfer or other disposition of any patents, trademarks, service marks, trade names, copyrights, licenses, franchises, know-how or any other intangible assets of the Company or any of its Subsidiaries;

                    (vii) any creation of any Claim on any property of the Company or any of its Subsidiaries, except for Claims created in the ordinary course of business consistent with past practice or which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect;

                    (viii) any write-down of the value of any asset of the Company or any of its Subsidiaries or any write-off as uncollectible of any accounts or notes receivable or any portion thereof, other than write-downs or write-offs which do not exceed $250,000, in the aggregate, as of the date of this Agreement;

                    (ix) any cancellation of any material debts or claims or any amendment, termination or waiver of any rights of material value to the Company or any of its Subsidiaries;

                    (x) any material capital expenditures or commitments or additions to property, plant or equipment of the Company and its Subsidiaries other than in the ordinary course of business and consistent with the Company's capital expenditure plan;

                    (xi) except in each case for regular annual increases, any material or general increase in the compensation of employees of the Company or any of its Subsidiaries (including any increase pursuant to any written bonus, pension, profit-sharing or other benefit or compensation plan, policy or arrangement or commitment), or any increase in any such compensation or bonus payable to any officer, stockholder, director, consultant or agent of the Company or any of its Subsidiaries having an annual salary or remuneration in excess of $150,000;

                    (xii) any damage, destruction or loss not covered by insurance affecting any asset or property of the Company or any of its Subsidiaries resulting in liability or loss in excess of $250,000;

                    (xiii) any change in the independent public accountants of the Company and its Subsidiaries or any material change in the accounting methods or accounting practices followed by the Company or any material change in depreciation or amortization policies or rates; or

                    (xiv) any agreement, whether in writing or otherwise, to take any of the actions specified in the foregoing items (i) through
       (xiii), subject to any dollar thresholds set forth in items (i) through
       (xiii) above.

              (g) Assets and Properties. Section 2.1(g) of the Disclosure Schedule sets forth a true and complete list of all real property owned or leased by the Company or any of its Subsidiaries. Except as set forth in Section 2.1(g) of the Disclosure Schedule, each of the Company and its Subsidiaries has good record and marketable title to, or a valid leasehold interest in, as applicable, all of its owned or leased real property, except for defects in title or failures to be in full force and effect which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Each of the Company and its Subsidiaries has good title to, or a valid leasehold interest in, as applicable, all personal property used in their respective businesses, except for defects in title or failures to be in full force and effect which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Such personal property (taken as a whole) is in good operating condition and repair, ordinary wear and tear and deferred maintenance excepted.

              (h)   Intellectual Property.

              (i) Intellectual Property Rights. Section 2.1(h) sets forth a true and complete list of all Intellectual Property described in clauses (A), (B) and
(C) of the definition thereof. Except as set forth in Section 2.1(h) of the Disclosure Schedule, the Company and its Subsidiaries own or have licensed or otherwise have the right to use all Intellectual Property, free and clear of all liens, charges or encumbrances. Except as set forth in Section 2.1(h) of the Disclosure Schedule, any Intellectual Property owned or, to the knowledge of the Company, used by the Company or any Subsidiary is valid and subsisting in full force and effect and has not been canceled, expired or abandoned, and neither the Company nor any Subsidiary has received any notice to the contrary.

              (ii) Infringement by Company. Except as set forth in Section 2.1(h) of the Disclosure Schedule, to the knowledge of the Company, no Intellectual Property owned, sold, licensed or employed by the Company or any of its Subsidiaries, or which the Company or any of its Subsidiaries contemplates owning, selling, licensing or employing, infringes upon intellectual property that is owned or licensed by others.

              (iii) Third Party Claims. Except as set forth in Section 2.1(h) of the Disclosure Schedule, there is no pending or, to the knowledge of the Company, threatened claim, action or proceeding against the Company or any of its Subsidiaries contesting the right of the Company or any of its Subsidiaries to own, sell, license or use any Intellectual Property owned, sold, licensed or employed by the Company or any of its Subsidiaries. There is no pending claim, action or proceeding initiated by the Company or any of its Subsidiaries against a third party alleging any infringement, misappropriation, dilution or violation of any Intellectual Property, and, to the knowledge of the Company, there is no basis for such a claim, action or proceeding, in each case, which infringement, misappropriation, dilution or violation could reasonably be expected to have a Material Adverse Effect.

              (iv) Confidential Information. The Company and each Subsidiary take reasonable measures to protect their confidential information.

              (v) License Agreements. Except as set forth in Section 2.1(h) of the Disclosure Schedule, the License Agreements are in full force and effect, and neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party to any of the License Agreements is in breach of or default under any obligation thereunder or has given notice of default to any other party thereunder and, to the knowledge of the Company, no condition exists that with notice or lapse of time would constitute a material default thereunder.

              (vi) Effect of Transaction. Except as set forth in Section 2.1(h) of the Disclosure Schedule, the execution, delivery and performance by the Stockholders and, when executed and delivered by the Company in accordance with
Section 3.12, by the Company of this Agreement and the consummation of the transactions contemplated hereby do not (in the case of the Stockholders) and will not (x) result in the loss or impairment of the Company's or any Subsidiary's rights to own or use any of the Intellectual Property or (y) require the consent of any third party, including for the avoidance of doubt any governmental authority, in respect of any

Intellectual Property, except for such losses or impairments as, or consents the failure to obtain which, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

              (vi) Definitions. When used in this Agreement: "Intellectual Property" means any and all (A) trademarks, service marks, trade names and Internet domain names, together with all registrations thereof and applications therefor, (B) patents, (C) registered and unregistered copyrights, (D) the software identified in Section 2.1(h)(vi) of the Disclosure Schedule, (E) confidential information and (F) other intellectual property rights that in each case are used in, and material to, the operation of the business of the Company and its Subsidiaries (taken as a whole), together with any licenses to use any of the foregoing. "License Agreements" means agreements granting or obtaining any right to use or practice any rights under any Intellectual Property, to which the Company or any Subsidiary is a party or otherwise bound as licensee or licensor thereunder.

              (i) Year 2000. Except as set forth in Section 2.1(i) of the Disclosure Schedule, the Company has (i) undertaken a detailed inventory, review and assessment of all areas within the business and operations of the Company and its Subsidiaries that could be materially and adversely affected by the failure of any such entity to be Year 2000 Compliant on a timely basis, (ii) developed a detailed plan and time schedule for becoming Year 2000 Compliant on a timely basis, and (iii) has implemented such plan in accordance with such time schedule in all material respects, such that the Company anticipates that it and its Subsidiaries will be Year 2000 Compliant on a timely basis. "Year 2000 Compliant" as to the Company and its Subsidiaries means that all software, embedded microchips and other processing capabilities utilized by, and material to the business, operations or financial condition of, the Company and its Subsidiaries are able to interpret and manipulate data on and involving all calendar dates correctly, including without limitation in relation to dates in and after the calendar year 2000, and will do so after the calendar year 2000 without any material loss of functionality.

              (j) Agreements. Section 2.1(j) of the Disclosure Schedule lists as of the date of this Agreement each contract (other than purchase orders and standard sales contracts in the ordinary course of business), agreement, commitment or lease of the Company and its Subsidiaries currently in effect which by its terms (i) is not terminable at will within 12 months and requires future expenditures or receipts or other performance with respect to goods or services having an annual value in excess of $500,000, (ii) is with any officer or employee and provides for annual compensation of $150,000 or more, (iii) is with any officer or key employee and contains any severance or termination or change in control pay liability or obligation, (iv) involves indebtedness for borrowed money and (v) expressly limits, in any material respect, the ability of the Company or any of its Subsidiaries to compete in any line of business or restricts, in any material respect, the geographic area in which the Company or any of its Subsidiaries may conduct its business, or (vi) is material to business, assets, condition (financial or otherwise), financial position, results of operations or prospects of the Company and its Subsidiaries, taken as a whole. Copies of all such documents have previously been made available to the Purchaser. All of such contracts, agreements, commitments and leases are in full force and effect. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party to such contracts, agreements, commitments and leases is in breach of or default under any obligation thereunder or has given notice of default to any other party thereunder and, to the knowledge of the Company, no condition exists that with notice or lapse of time would constitute a material default thereunder.

              (k) Litigation. Except as set forth in Section 2.1(k) of the Disclosure Schedule, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Company, threatened by or before any court or governmental authority or agency against the Company or any of its Subsidiaries which (i) bring into question the validity of this Agreement, (ii) seek damages in excess of $250,000 or (iii) individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order, decree or any order of any nature has been issued by any court or governmental authority or agency seeking or purporting to enjoin or restrain the execution, delivery and performance by the Stockholders of this Agreement or the consummation by the Stockholders of the transactions contemplated hereby.

              (l) Compliance; License and Permits. Except as set forth in
Section 2.1(l) of the Disclosure Schedule, each of the Company and its Subsidiaries has complied and is in compliance in all material respects with all Federal, state, local and foreign laws, ordinances, rules, regulations and orders applicable to the Company, any of its Subsidiaries or their respective businesses. There are no conditions relating to the Company or any of its Subsidiaries, or relating to any real property owned or leased by the Company or any of its Subsidiaries (each, a "Company Property") or any appurtenances thereto or improvements thereon, that could reasonably be expected to lead to any material liability against the Company or any of its Subsidiaries for violation of any health or safety laws. Each of the Company and its Subsidiaries holds all Federal, state, local and foreign governmental licenses, approvals and permits that are necessary to conduct their respective businesses as presently being conducted, except for such licenses, approvals and permits the failure to hold which could not reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 2.1(l) of the Disclosure Schedule and except for breaches, violations, revocations, limitations, non-renewals and failures to be in full force and effect which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, (i) such licenses, approvals and permits are in full force and effect, (ii) no violations are or have been recorded in respect of any thereof, (iii) no proceeding is pending or, to the knowledge of the Company, threatened, to revoke or limit any thereof and
(iv) the consummation of the transactions contemplated by this Agreement will not result in the non-renewal, revocation or termination of any such license, approval or permit.

              (m)   Environmental Matters.

              (i) Environmental Permits and Compliance. Each of the Company and its Subsidiaries holds all licenses, permits and other governmental authorizations (A) required under all applicable Federal, state, county or local laws, ordinances, regulations, official interpretations and orders relating to the handling, storage or disposal of materials or the discharge of chemicals, gases or other substances or Hazardous Materials (defined below) into the environment or to the safety or protection of the environment ("Environmental Laws", which definition shall include as hereinafter used common law duties) and (B) which are material to the conduct of their respective businesses as presently being conducted. Except as set forth in Section 2.1(m) of the Disclosure Schedule, none of the Company or any of its Subsidiaries is in violation in any material respects of any requirements of any Environmental Laws in connection with the conduct of its business or in connection with the use, maintenance or operation of any Company Property. Except as set forth in Section 2.1(m) of the Disclosure Schedule, there are no conditions relating to the Company or any of its Subsidiaries or relating to any Company Property that in any such case could reasonably be expected to lead to any material liability of the Company or any of its Subsidiaries under any Environmental Law.

              (ii) Notices of Non-Compliance. Except as set forth in Section 2.1(m) of the Disclosure Schedule, or except as any of the matters set forth in this sentence have been fully resolved with no remaining obligation on the behalf of the Company or any of its Subsidiaries, neither the Company nor any of its Subsidiaries has received a notice of claim or potential liability or administrative or judicial proceeding or written request for information, or is subject to an administrative or judicial order, decree, or other enforceable agreement, under any Environmental Law, including, but not limited to, claims, proceedings or inquiries relating to potential violations of Environmental Law or the disposal or release (as such term is defined in the Comprehensive Environmental Response, Compensation and Liability Act) of Hazardous Materials on Company Property or any other property (including property formerly owned or operated by the Company or its subsidiaries or by any third-party). Except as set forth on Schedule 2.1(m), the Company is not aware of any property to which Hazardous Materials generated by the Company or any of its Subsidiaries have been transported (for any purpose) that is currently listed on the federal National Priorities List or an analogous state list or that is currently under investigation or remediation by a federal or state environmental agency.

              (iii) Environmental Reports. The Company has made available to the Purchaser copies of all environmental studies, investigations, reports, audits, and assessments known by the Company to be in the possession of the Company or its Subsidiaries related to the operations of the Company, its Subsidiaries, or any current or former properties owned, leased or otherwise operated by the Company or its Subsidiaries.

              (iv) "Hazardous Materials" means (A) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; (B) any "hazardous waste" or "petroleum," as defined by the Resource Conservation and Recovery Act, as amended; (C) any petroleum product; (D) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other Environmental Law, as amended or hereafter amended; or (E) any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. ss. 2011 et seq., as amended or hereafter amended.

              (n)   Labor Relations; Employees.

              (i) Labor Relations. Except as set forth in Section 2.1(n)(i) of the Disclosure Schedule, (A) there is no labor strike, dispute, slowdown, stoppage or lockout pending, affecting, or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries; (B) there are no union claims to represent the employees of the Company or any of its Subsidiaries; (C) neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining or similar agreement; (D) there is no representation of the employees of the Company or any of its Subsidiaries by any labor organization and, to the knowledge of the Company, there are no union organizing activities among the employees of the Company or any of its Subsidiaries; (E) Section 2.1(n)(i) of the Disclosure Schedule sets forth all written personnel policies, rules or procedures applicable to employees of the Company or any of its Subsidiaries, and the Company has delivered to the Company complete and accurate copies of all such written policies, rules or procedures;
(F) neither the Company nor any of its Subsidiaries has engaged in any act or practice which could reasonably be expected to constitute an unfair labor practice as defined in the National Labor Relations Act or other applicable law, ordinance, regulation, interpretation or order and each of the Company and its Subsidiaries is in compliance in all material respects with all applicable laws, ordinances, regulations, interpretations or orders respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health; (G) there is no unfair labor practice charge or complaint against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened before the National Labor Relations Board or any similar state or foreign agency; (H) there are no charges with respect to or relating to the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened before the Equal Employment Opportunity Commission or any other governmental entity responsible for the prevention of unlawful employment practices; (I) neither the Company nor any of its Subsidiaries has received notice of the intent of any governmental entity responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to the Company or any of its Subsidiaries and no such investigation is in progress; (J) no complaints, lawsuits or other proceedings are pending or, to the knowledge of the Company, threatened in any forum by or on behalf of any present or former employee of the Company or any of its Subsidiaries, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract, commitment, agreement, understanding or other arrangement for employment, any law governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with any employment relationship; and (K) since the enactment of the Worker Adjustment and Retraining Notification Act (the "WARN Act"), neither the Company nor any of its Subsidiaries has effectuated (1) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of its Subsidiaries; or (2) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company or any of its Subsidiaries; nor has the Company or its Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign law or regulation; and (L) none of the employees of the Company or any of its Subsidiaries has suffered an "employment loss" (as defined in the WARN
Act) during the 180-day period prior to the date of this Agreement.

              (ii) Plans. Section 2.1(n)(ii) of the Disclosure Schedule contains a list of each pension, retirement, savings, deferred compensation, and profit-sharing plan and each stock option, stock appreciation, stock purchase, performance share, bonus or other incentive plan, employment or severance plan, health, group insurance or other welfare plan, or other similar plan and any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), under which the Company or any of its Subsidiaries has or may have any current or future obligation or liability (including any potential, contingent or secondary liability under Title IV of ERISA) or under which any employee or former employee (or beneficiary of any employee or former employee) of the Company or any of its Subsidiaries has or may have any current or future right to benefits (the term "plan" shall include any contract, agreement, policy or understanding, each such plan being hereinafter referred to in this Agreement individually as a "Plan"). The Company has delivered to the Purchaser true and complete copies of
(A) each Plan, (B) the summary plan description for each Plan for which a summary plan description is required, (C) the latest annual report, if any, which has been filed with the IRS for each Plan, and (D) the most recent IRS determination letter for each Plan that is a pension plan (as defined in ERISA) intended to be qualified under Code Section 401(a). Except as set forth in
Section 2.1(n)(ii) of the Disclosure Schedule, each Plan intended to be tax qualified under Sections 401(a) and 501(a) of the Code is and has been determined by the IRS to be tax qualified under Sections 401(a) and 501(a) of the Code and, since such determination, no amendment to or failure to amend any such Plan (other than a failure to amend for which the remedial amendment period has not expired) and, to the knowledge of the Company, no other event or circumstance has occurred that could reasonably be expected to adversely affect its tax qualified status. There has been no prohibited transaction within the meaning of Section 4975 of the Code and Section 406 of Title I of ERISA with respect to any Plan.

              (iii) ERISA. Except as set forth in Section 2.1(n)(iii) of the Disclosure Schedule, no Plan is subject to the provisions of Section 412 of the Code or Part 3 of Subtitle B of Title I of ERISA, no Plan is subject to Title IV of ERISA and no liability under Title IV or Section 302 of ERISA has been incurred by the Company or by any trade or business that together with the Company would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA.

              (iv) Compliance. There are no actions, claims, lawsuits or arbitrations (other than routine claims for benefits) pending, or, to the knowledge of the Company, threatened, with respect to any Plan or the assets of any Plan. Each Plan has been administered in all respects accordance with its terms and with all applicable laws (including without limitation ERISA), except for failures to be so administered which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

              (v) Scope of Coverage. Except as set forth in Section 2.1(n)(v) of the Disclosure Schedule, no Plan provides or is required to provide, now or in the future, health, medical, dental, accident, disability, death or survivor benefits to or in respect of any person beyond termination of employment, except to the extent required under any state insurance law or under Part 6 of Subtitle B of Title I of ERISA and under Section 4980(B) of the Code. Except as set forth in

Section 2.1(n)(v) of the Disclosure Schedule, no Plan covers any individual other than employees of the Company or one or more of its Subsidiaries, other than spouses and dependents of employees under health and child care policies listed in Section 2.1(n)(ii) of the Disclosure Schedule, true and complete copies of which have been delivered to the Purchaser.

              (vi) Severance; Accelerated Vesting. Except as set forth in
Section 2.1(n)(vi) of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement either alone or in combination with another event will not (A) entitle any employee of the Company or any of its Subsidiaries to severance pay or termination benefits and (B) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee or former employee.

              (vii) Stock Appreciation Rights. Section 2.1(n)(vii) of the Disclosure Schedule describes the material terms of any stock appreciation rights with respect to the capital stock of the Company or any of its Subsidiaries which are currently outstanding, as well as the numbers and holders thereof and the total amount that would be payable with respect to the stock appreciation rights if such rights were exercised upon the Closing.

              (o) Potential Conflicts of Interest. To the knowledge of the Company, except as set forth in Section 2.1(o) of the Disclosure Schedule, no executive officer, director or affiliate of the Company or any of its Subsidiaries, and no relative or spouse of any such officer, director or affiliate: (i) owns, directly or indirectly, any interest in (excepting less than 1% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person which is a competitor, lessor, lessee, supplier, distributor, sales agent or customer of, or lender to or borrower from, the Company or any of its Subsidiaries; (ii) owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Company or any of its Subsidiaries uses in the conduct of its business; or (iii) has any cause of action or other claim whatsoever against, or owes any amount to, the Company or any of its Subsidiaries, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements arising in the ordinary course of business.

              (p) Tax Matters. Except as set forth in Section 2.1(p) of the Disclosure Schedule:

              (i) Returns. All Federal, state, local and foreign tax returns and tax reports required to be filed on or prior to the Closing Date by the Company or any of its Subsidiaries have been or will be filed or a valid request for extension has been or will be filed with respect thereto, on a timely basis (including any extensions) with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed. All such returns and reports were or will be prepared in the manner required by applicable law, and reflect or will reflect the liability for Taxes (as defined below) of the Company and its Subsidiaries in all material respects. All Federal, state, local and foreign income, profits, franchise, sales, use, occupation, property, excise, employment and other Taxes (including interest, penalties and withholdings of Tax) (collectively, "Taxes") due from and payable by the Company or any of its Subsidiaries on or prior to the Closing Date have been or will be fully paid on a timely basis or will be adequately reserved for on the Company's financial statements. There are no liens for Taxes upon the assets of the Company or any of its Subsidiaries except for statutory liens for current Taxes not yet due. The Company has filed, as a common parent corporation of an affiliated group (within the meaning of Section 1504(a) of the Code), a consolidated return for Federal income tax purposes on behalf of such affiliated group.

              (ii) Compliance. Each of the Company and its Subsidiaries has complied in all material respects with all applicable laws relating to the payment and withholding of Taxes (including withholding and reporting requirements under Section 1441 through 1464, 3401 through 3406, 6041 and 6049 of the Code and similar provisions under any other laws) and, within the time and in the manner prescribed by law, has withheld from wages, fees and other payments and paid over to the proper governmental or regulatory authorities all amounts required.

              (iii) Certain Arrangements. Neither the Company nor any of its Subsidiaries is a party to any Tax sharing agreement or any other agreement of a similar nature that remains in effect.

              (iv) Audit Matters. No material deficiencies for any Taxes have been threatened, proposed, asserted or assessed (either in writing or orally) to the knowledge of the Company against the Company or any of its Subsidiaries which have not been fully paid or finally settled. No governmental entity is conducting or has proposed in writing to conduct an audit with respect to Taxes or any Tax returns of the Company or any of its Subsidiaries.

              (v) Validity of Subchapter S Election. The Company was a valid S corporation for federal and state income tax purposes for all years in which it submitted tax returns as an S corporation.

              (vi) Deductibility of Payments. No amounts payable under the Plans (as defined in Section 2.1(n)) will fail to be deductible for federal income tax purposes by reason of Section 162(a), 162(m) or 280G of the Code.

              (q) Inventory. The inventory described in the 1998 Financials is the only inventory used or held for use in the business of the Company and its Subsidiaries, is valued for financial statement purposes at the lower of cost or market value.

              (r) Trade Relations. Except as set forth in Section 2.1(r) of the Disclosure Schedule, the Company has received no oral or written notice from any material supplier or vendor of products to the Company or any of its Subsidiaries informing the Company (i) that it intends to terminate its business relationship with the Company or such Subsidiary or (ii) that it intends to modify its business relationship with the Company or such Subsidiary in such a way as could reasonably be expected to have a Material Adverse Effect.

              (s) Insurance. Section 2.1(s) of the Disclosure Schedule sets forth all policies of fire, liability, workman's compensation, vehicular, life or other insurance held by or on behalf of the Company and its Subsidiaries (specifying the insurer, the coverage amounts and describing each pending claim thereunder of more than $100,000). Such policies and binders are in full force and effect. Neither the Company nor any of its Subsidiaries is in default under any material provision contained in any such policy or binder and, to the knowledge of the Company, none of them has failed to give any notice or present any claim under such policy or binder in due and timely fashion. In addition, (i) neither the Company nor any of its Subsidiaries has received any written notice of cancellation or non-renewal of any such material policy or arrangement nor to the knowledge of the Company is the termination of any such material policies or arrangements threatened, (ii) there is no material claim pending under any of such policies or arrangements as to which coverage has been questioned, denied or disputed in writing by the underwriters of such policies or arrangements, and (iii) neither the Company nor any of its Subsidiaries has received any written notice from any of its insurance carriers that any material insurance coverage presently provided for will not be available to the Company or any of its Subsidiaries in the future on substantially the same terms (other than premium) as are now in effect.

              (t) Brokers. Except as set forth in Section 2.1(t) of the Disclosure Schedule, no agent, broker, investment banker, person or firm acting on behalf of the Company or any of its Subsidiaries or under the authority of the Company or any of its Subsidiaries is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated hereby.

              (u) Full Disclosure. Neither any representation or warranty contained in this Section 2.1 nor any statement contained in the Disclosure Schedule or the Company's Annual Report on Form 10-K filed with the SEC on March 31, 1999 (as amended by the Company's Annual Report on Form 10-K/A-1 filed with the SEC on April 5, 1999) contains any untrue statement of material fact necessary in order to make the statements herein or therein, in light of the circumstances under which it was made, not misleading.

              SECTION 2.2. Representations and Warranties of Each Stockholder. Each Stockholder severally and not jointly represents and warrants to the Purchaser as follows:

              (a) Authority; Binding Agreement; Title to Shares. Such Stockholder has all requisite authority (or legal capacity, as the case may be) to enter into this Agreement, and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by such Stockholder (if not a natural person) and the consummation of the transactions contemplated hereby are within its corporate or other powers and have been duly and validly authorized by all necessary corporate or other action on the part of such Stockholder (if not a natural person). This Agreement has been duly executed and delivered by such Stockholder, and constitutes the valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms. Such Stockholder is the lawful owner of record and beneficially (or has the right to acquire pursuant to the exercise of warrants or conversion rights) of the number of Shares or Additional Shares set forth opposite such Stockholder's name on the signature pages to this Agreement, and such Stockholder has, and will transfer to the Purchaser at the Closing, good and marketable title to such number of Shares or Additional Shares, free and clear of all Claims and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock).

Section 2.1(c)(ii) of the Disclosure Schedule sets forth the number of Shares or Additional Shares, as the case may be, owned by such Stockholder, identifying those which are currently outstanding and those which are issuable upon the exercise of warrants, conversion rights or options.

              (b) Conflicts; Consents. The execution and delivery and performance by such Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) if applicable, conflict with or result (with or without due notice, the passage of time or both) in a breach of any articles of incorporation, by-laws or other constitutive documents of such Stockholder, (ii) conflict with, breach or result in a default (or give rise to any right of termination, cancellation or acceleration) under any material provision of any material note, bond, lease, mortgage, indenture, or any license, franchise, permit, agreement or other instrument or obligation to which such Stockholder is a party, or by which such Stockholder or its properties or assets are bound, or (iii) violate any law, statute, rule or regulation or judgment, order, writ, injunction or decree applicable to such Stockholder or its properties or assets, except for violations which individually or in the aggregate could not reasonably be expected to have a material adverse effect on such Stockholder's ability to execute, deliver and perform this Agreement or consummate the transactions contemplated hereby. No consent or approval by, or notification of or registration or filing with, any Person is required in connection with the execution, delivery and performance by such Stockholder of this Agreement and the consummation of the transactions contemplated hereby, except, if applicable, for the filing of a premerger notification and report form by such Stockholder under the HSR Act and the expiration or early termination of the applicable waiting period thereunder.

              (c) Brokers. Except as set forth in Section 2.1(t) of the Disclosure Schedule, no agent, broker, investment banker, person or firm acting on behalf of such Stockholder or under the authority of such Stockholder is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated hereby.

              (d) Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of such Stockholder, threatened by or before any court or governmental authority or agency against such Stockholder or any of its affiliates which bring into question the validity of this Agreement or could reasonably be expected to affect such Stockholder's ability to consummate the transactions contemplated hereby. No injunction, writ, temporary restraining order, decree or any order of any nature has been issued by any court or governmental authority or agency seeking or purporting to enjoin or restrain the execution, delivery and performance by such Stockholder of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby.

              SECTION 2.3. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Stockholders and the Company as follows:

              (a) Organization; Power and Authority. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of

Delaware. The execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby are within its corporate or other powers and have been duly and validly authorized by all necessary corporate or other action on the part of the Purchaser.

              (b) Binding Agreement. This Agreement has been duly executed and delivered by the Purchaser, and constitutes the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

              (c) Conflicts; Consents. The execution and delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach of the articles of incorporation, by-laws or other constitutive documents of the Purchaser, (ii) conflict with, breach or result (with or without due notice, the passage of time or both) in a default (or give rise to any right of termination, cancellation or acceleration) under any material provision of any material note, bond, lease, mortgage, indenture, or any license, franchise, permit, agreement or other instrument or obligation to which the Purchaser is a party, or by which the Purchaser or its properties or assets are bound, or (iii) violate any law, statute, rule or regulation or judgment, order, writ, injunction or decree applicable to the Purchaser or its properties or assets, except for violations which individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Purchaser's ability to execute, deliver and perform this Agreement or consummate the transactions contemplated hereby. No consent or approval by, or notification of or registration or filing with, any Person is required in connection with the execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby, except for the filing of a premerger notification and report form by the Purchaser under the HSR Act and the expiration or early termination of the applicable waiting period thereunder.

              (d) Investment Representation. The Purchaser is acquiring the Shares for its own account and not with a view to distribution within the meaning of the applicable Federal securities laws.

              (e) Brokers. No agent, broker, investment banker, person or firm acting on behalf of the Purchaser or under the authority of the Purchaser is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated hereby.

              (f) Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Purchaser, threatened by or before any court or governmental authority or agency against the Purchaser or any of its affiliates which bring into question the validity of this Agreement or could reasonably be expected to adversely affect the Purchaser's ability to consummate the transactions contemplated hereby. No injunction, writ, temporary restraining order, decree or any order of any nature has been issued by any court or governmental authority or agency seeking or purporting to enjoin or restrain the execution, delivery and performance by the Purchaser of this Agreement or the consummation by the Purchaser of the transactions contemplated hereby.

              (g) Funds Available. The Purchaser will at the Closing have sufficient funds available (either cash on hand or pursuant to current capital commitments) to pay the Aggregate Purchase Price and satisfy all of its other obligations under this Agreement.

                                   ARTICLE III

                              ADDITIONAL AGREEMENTS

              SECTION 3.1. Expenses. If the Closing occurs, the Company shall be responsible for the fees, costs and expenses incurred by the Purchaser in the pursuit of the transactions contemplated by this Agreement, including the fees and expenses of its counsel, financial advisors and accountants, and the Company shall in any event be responsible for all such fees, costs and expenses incurred by the Stockholders and the Company. Each Stockholder shall pay and be responsible for all Taxes on income payable by such Person arising out of the sale of the Shares to the Purchaser and the transactions contemplated by this Agreement. Neither any Stockholder nor the Company will incur any such fees, costs or expenses in connection with obtaining the consents set forth on
Schedule 4.1(f) without the approval of the Purchaser; provided, that if the Purchaser unreasonably withholds such approval, the relevant consent shall be deemed deleted from Schedule 4.1(f) for all purposes under this Agreement, including the satisfaction of the condition set forth in Section 4.1(f).

              SECTION 3.2. Conduct of Business.

              (a) In General. From the date of this Agreement until the Closing Date, except as set forth on Schedule 3.2 or as contemplated by this Agreement or otherwise consented to by the Purchaser in writing, the Company shall operate its business only in the ordinary course of business consistent with past practice. The Company shall preserve intact the present organization of the Company and its Subsidiaries; keep available the services of the present officers and employees of the Company; preserve the Company's goodwill and relationships with customers, suppliers, licensors, licensees, contractors, distributors, lenders and other persons having significant business dealings with the Company and its Subsidiaries; continue all current sales, marketing and other promotional policies, programs and activities; maintain the assets of the Company and its Subsidiaries in good repair, order and condition; and maintain the Company's insurance policies and risk management programs and in the event of casualty, loss or damage to any assets of the Company or any of its Subsidiaries, repair or replace such assets with assets of comparable quality, as the case may be. Without limiting the generality of the foregoing, the Company shall not, without the prior written consent of the Purchaser, directly or indirectly (i) cause or permit any state of affairs, action or omission described in clauses (i) through (xiv) of Section 2.1(f) or (ii) take or agree in writing or otherwise to take, any action which could reasonably be expected to make any representation or warranty contained in Section 2.1 untrue or incorrect as of the date when made or as of any future date or which could reasonably be expected to prevent the satisfaction of any condition to closing set forth in Article IV.

              (b) Employees. Prior to the Closing Date, the Company shall take all actions that are necessary and appropriate (including, without limitation, obtaining the consent of each option holder to the amendment described in this sentence, in a form reasonably satisfactory to Purchaser) so that each option to acquire Common Stock which is outstanding as of the Closing Date is amended to provide that the expiration date of such option shall be extended to a date to be mutually agreed upon by Purchaser and the Company (with such adjustment provisions as appropriate in the event of a merger or other extraordinary transaction ). Except as required by applicable law, as contemplated in connection with the transactions contemplated by this Agreement or as required to maintain qualification pursuant to the Code, the Company shall not (A) adopt, amend, or terminate (i) any employee benefit plan or any agreement, arrangement, plan or policy or (ii) any agreement or arrangement between the Company and one or more of its current or former directors, officers or employees, or (iii) any collective bargaining, bonus, profit sharing, compensation, stock option, pension, retirement, employee stock ownership, deferred compensation, employment termination, severance or other plan, agreement, trust, fund, policy or arrangement or (B) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any employee benefit plan or agreement as in effect as of the date of this Agreement (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares) except in each case for regular annual increases.

              (c) Taxes. From the date of this Agreement until the Closing Date, the Company shall not make any Tax elections or settle or compromise any Tax liability or, except as required by law, change any tax accounting policies or procedures.

              SECTION 3.3. Reasonable Efforts; Further Assurances. The Purchaser, the Company and the Stockholders each agree to use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as practicable and to ensure that the conditions set forth in Article IV are satisfied, insofar as such matters are within the control of any of them. Each Stockholder hereby assigns, effective upon the Closing, any and all rights such Person may have to register any securities of the Company under the Securities Act of 1933, as amended, under any agreement currently in effect, and the Company shall acknowledge and accept such assignment (such acknowledgment and acceptance to be conclusively evidenced by the Company's execution and delivery of this Agreement pursuant to
Section 3.12). In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties to this Agreement shall take or cause to be taken all such necessary action, including the execution and delivery of such further instruments and documents, as may be reasonably requested by any party for such purposes or otherwise to complete or perfect the transactions contemplated by this Agreement.

              SECTION 3.4. No Shopping. From the date of this Agreement (or, in the case of the Company or any Other Stockholder, the date the Company or such Other Stockholder joins this Agreement in accordance with Section 3.12) until the earlier of (i) the Closing Date and (ii) the date this Agreement is terminated in accordance with Section 6.2, none of the Stockholders shall, and the Company shall not and shall not cause or allow any partner, director, officer or agent of the Company to, directly or indirectly, solicit or initiate, enter into or conduct, discussions concerning, or exchange information (including by way of furnishing information concerning the Company or its business) or enter into any negotiations concerning, or respond to any inquiries or solicit, receive, entertain or agree to or vote for any proposals for, the acquisition of the assets of, or any substantial part thereof, or a merger, tender offer, share exchange offer or similar type of transaction involving, the Company or the transfer of such Stockholder's Shares or Additional Shares, as the case may be, or all or a substantial part of the capital stock of the Company to any person other than the Purchaser or one of its affiliates. In addition, during such time period, the Company shall not authorize, direct or knowingly permit any employee or agent of the Company to do any of the foregoing, and each of the Company and the Stockholders shall notify the Purchaser of the identity of any person who approaches the Company or such Stockholder with respect to any of the foregoing.

              SECTION 3.5. Access and Information. (a) From the date of this Agreement until the first to occur (i) of the Closing Date and (ii) the termination of this Agreement in accordance with Section 6.2, the Company shall allow the Purchaser and its financing parties and their respective representatives to make such investigation of the business, operations and properties of the Company as the Purchaser deems necessary or desirable in connection with the transactions contemplated by this Agreement, including any environmental testing that the Purchaser in its reasonable business judgment deems necessary. Such investigation shall include access to the respective directors, officers, employees, agents and representatives (including legal counsel and independent accountants) of the Company and the properties, books, records and commitments of the Company. The Company shall furnish the Purchaser and its representatives with such financial, operating and other data and information and copies of documents with respect to the Company or any of the transactions contemplated by this Agreement as the Purchaser shall from time to time request. All access and investigation pursuant to this Section 3.5 shall be coordinated through representatives of the Company designated by the Stockholders and shall occur only upon reasonable notice and during normal business hours.

              SECTION 3.6. Confidentiality; Restrictive Covenants.

              (a) Confidential Information. Each of the parties to this Agreement agrees that all financial or other information about any party or other information of a confidential or proprietary nature disclosed to another party at any time in connection with transactions contemplated by this Agreement shall be kept confidential by the party receiving such information and shall not be disclosed to any person or used by the receiving party (other than to its agents or employees, and, in the case of the Purchaser, its financing parties, in connection with the transactions contemplated by this Agreement) except with the prior written consent of the disclosing party or as may be required by applicable law or court process. This Section 3.6(a) shall not apply to information which may have been acquired or obtained by the receiving party other than through disclosure by the other party in connection with the transaction contemplated by this Agreement or which is or becomes generally available to the public other than as a result of a violation of this Section 3.6.

              (b) Acknowledgments by Controlling Stockholders. Each of Ann H. Gaither and William H. Gaither (each, a "Controlling Stockholder") acknowledges and recognizes that such Controlling Stockholder, as a result of such Controlling Stockholder's longstanding service to the Company in a fiduciary capacity, has learned of and been exposed to confidential and proprietary information (including information concerning the customers and clients and prospective customers and clients of the Company and its Subsidiaries) that is of unique value to the Company. Each Controlling Stockholder further acknowledges that, should such Controlling Stockholder seek to divert, take away, or solicit any of the customers or clients or prospective customers or clients of the Company or its Subsidiaries, such Controlling Stockholder will of necessity make use of or disclose such confidential and proprietary information, to the irreparable detriment of the Company. Each Controlling Stockholder further acknowledges that the Company and its Subsidiaries have each expended large sums in the recruitment, training and development of their respective employees, that the continued employment of such individuals by the Company and its Subsidiaries constitutes a substantial benefit to the Company, and that the business of the Company would be severely disrupted and injured in the event that another person, firm, company or corporation were to attempt to induce any or all of their respective employees to terminate their employment with the Company or its Subsidiaries.

              (c) Non-Competition; Non-Solicitation. In recognition of the
Section 3.6(b) and the highly competitive nature of the business of the Company and its Subsidiaries, each Controlling Stockholder agrees that such Controlling Stockholder will not, from and after the Closing Date until the later of the second anniversary of (x) the Closing Date and (y) the date on which such Controlling Stockholder is no longer paid a salary or consulting fee by the Company, either individually or as an officer, director, member, stockholder, partner, agent or principal of another business firm, directly or indirectly (i) engage in any location where the Company or its Subsidiaries is presently engaged or proposes to engage in business and in North America in any competitive business, (ii) assist others in engaging in any competitive business in the manner described in clause (i), (iii) divert, take away or solicit, or attempt to divert, take away or solicit, any customers or clients or prospective customers or clients of the Company or its Subsidiaries or (iv) induce any employee of the Company or any of its Subsidiaries to terminate such person's employment with the Company or such Subsidiary or hire any employee of the Company or such Subsidiary to work with any businesses affiliated with the Controlling Stockholder. A Controlling Stockholder's ownership of not more than 5% of the outstanding capital stock of any public corporation shall not in itself be deemed to be engaging in any competitive business for purposes of this
Section 3.6(c). Each Controlling Stockholder acknowledges that it is entering into the covenants contained in this Section 3.6(c), inter alia, as a seller of Shares under this Agreement. Each party acknowledges and agrees that the obligations of each Controlling Stockholder under this Section 3.6(c) are for the benefit of, and shall be enforceable by, the Purchaser and the Company.

              (d) Enforceability. It is expressly understood and agreed that although the parties to this Agreement consider the restrictions contained in
Section 3.6(c) to be reasonable, if a final determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is unenforceable against a Controlling Stockholder, the provisions of this Agreement shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable with respect to such Controlling Stockholder.

              SECTION 3.7. Public Announcements. The parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

              SECTION 3.8. Indemnification of Directors and Officers. For six years from and after the Closing Date, the Company and its successors shall indemnify and hold harmless the present and former officers, directors, employees and agents of the Company and its Subsidiaries in respect of acts or omissions occurring on or prior to the Closing Date to the extent provided under the Company's certificate of incorporation and bylaws in effect on the date of this Agreement; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law. For three years from and after the Closing Date, the Company and its successors shall maintain officers' and directors' liability insurance in respect of acts or omissions occurring on or prior to the Closing Date covering each Person currently covered by the Company's officers' and directors' liability insurance policy on terms and in amounts comparable to those currently maintained by the Company or, at the Purchaser's election, those maintained with respect to officers, agents, employees, members, partners or representatives of the Purchaser nominated by the Purchaser to serve as directors of the Company.

              SECTION 3.9. Stockholder Representative.

              (a) Appointment. Each Principal Stockholder constitutes and appoints the Stockholder Representative to act as such Principal Stockholder's representative under this Agreement, with full authority to act on behalf of, and to bind, each Principal Stockholder for purposes of this Agreement, and the Stockholder Representative agrees to accept such appointment. Without limiting the generality of the foregoing, each Principal Stockholder hereby irrevocably constitutes and appoints, with full power of substitution, the Stockholder Representative as its true and lawful attorney-in-fact, with full power and authority in such Principal Stockholder's name, place and stead (i) to determine whether any condition to Closing contained in Section 4.2 has been satisfied or to waive any such condition, (ii) to terminate this Agreement pursuant to
Section 6.2, (iii) to execute, certify, acknowledge, deliver and release any document, certificate or instrument required to be delivered by the Principal Stockholder at the Closing, including without limitation such Principal Stockholder's Shares, (iv) to take all actions or execute, certify, acknowledge, deliver, file and record all agreements, certificates, instruments and other documents and any amendment thereto which the Stockholder Representative deems necessary or appropriate in connection with such Principal Stockholder's obligations under Article V, (v) to execute and deliver any consents, amendments, waivers, modifications or supplements required under this Agreement or which the Stockholder Representative deems necessary or appropriate in connection with such Principal Stockholder's obligations under this Agreement and (vi) to give and receive all notices, requests and other communications to or from such Principal Stockholder's under this Agreement. Each Principal Stockholder's appointment of the Stockholder Representative as its attorney-in-fact shall be deemed to be a power coupled with an interest and still survive the death, incapacity, bankruptcy or dissolution of the Principal Stockholder giving such power. Each Other Stockholder shall, when joining in this Agreement pursuant to Section 3.12, constitute and appoint a stockholder representative to act as its representative under this Agreement; provided, that the parties to this Agreement shall be obligated to recognize no more than one additional stockholder representative for each of (i) the Other Stockholders holding Class B Common Stock of the Company and (ii) the Other Stockholders holding warrants to acquire Class A Common Stock of the Company (or Additional Shares for which such warrants are exercisable); and, provided that the Stockholder Representative shall serve as the stockholder representative for any other holders of Class A Common Stock and, if holders of less than a majority of Class B Common Stock join the Agreement, the holders of Class B Common Stock who join in the Agreement.

              (b) Successor Representatives. The Stockholder Representative shall designate one or more Persons to serve as successor Stockholder Representative in the event of his death or incapacity, which Person or Persons shall in such event succeed to and become vested with all the rights, powers, privileges and duties of the Stockholder Representative under this Agreement. Each successor Stockholder Representative shall designate one or more successors to serve as Stockholder Representative in the event of such successor Stockholder Representative's death, incapacity, bankruptcy or dissolution. In the event that the Stockholder Representative dies or becomes incapacitated without having designated a successor Stockholder Representative, his executors, administrators or personal representatives shall succeed to and become vested with all the rights, powers, privileges and duties of the Stockholder Representative under this Agreement.

              SECTION 3.10. Escrow Agreement. At the Closing, the Purchaser, the Stockholders, and the Escrow Agent (as defined in the Indemnity Escrow Agreement) shall enter into an escrow agreement substantially in the form of Exhibit C hereto (the "Indemnity Escrow Agreement"). At the Closing, the Purchaser will deliver an amount equal to seven and one-half percent (7.5%) of the Aggregate Purchase Price (the "Escrow Fund") to the Escrow Agent in accordance with the terms of the Indemnity Escrow Agreement to secure certain obligations of the Sellers pursuant to this Agreement. Pursuant to the Indemnity Escrow Agreement, the Escrow Agent shall hold the Escrow Fund for a period of eighteen months following the Closing subject to asserted claims for indemnification.

              SECTION 3.11. Release. Each Stockholder, by executing this Agreement, hereby, effective as of the Closing, (i) acknowledges and agrees that the portion of the Aggregate Purchase Price paid to such Stockholder pursuant to the terms of this Agreement is in full satisfaction of any rights of such Stockholder in respect of such Stockholder's Shares or Additional Shares, as the case may be, and (ii) releases, remises, acquits and forever discharges each of the Company, any of its Subsidiaries, the Purchaser, and each of their respective affiliates, officers, directors, employees and agents from any and all actions, liabilities, charges, complaints, causes of action, suits, proceedings, demands, costs, losses, damages, expenses and all other claims whatsoever (whether in contract, tort, pursuant to statute, known or unknown) of whatever nature and kind arising against such party by such Stockholder solely in such Stockholder's capacity as a stockholder of the Company; provided, however, that the release given in this Section 3.11 shall not operate to release or discharge the Company or any of its Subsidiaries or the Purchaser from claims (w) for compensation earned and not yet received or benefits under any Plans to which such Stockholder may be entitled, (x) arising under any contractual obligation identified on Schedule 3.11 and in effect on the date hereof and not otherwise terminated, released, waived or discharged on or prior to the Closing Date, (y) for indemnification pursuant to this Agreement or the constitutive documents of the Company or any of its Subsidiaries or (z) for reimbursement for taxes due (up to $200,000 in the aggregate for all Stockholders) relating to the Company's 1997 final Subchapter S Federal Tax Return. Each party acknowledges and agrees that this Section 3.11 is for the benefit of, and enforceable by, Purchaser and/or the Company.

              SECTION 3.12. Joinder. Each of the Company and each Other Stockholder may, at any time prior to May 7, 1999 (and thereafter with the consent of the Purchaser), join in and become a party to this Agreement by executing and delivering a counterpart copy of the signature page hereto, and such execution and delivery by such Person shall conclusively evidence such Person's agreement to be legally bound by all of the terms and provisions of this Agreement applicable to such party from and after the date of such execution and delivery. Notwithstanding any contrary provision of this Agreement, neither the Company nor any Other Stockholder shall have any rights or obligations under any provision of this Agreement (including without limitation Section 3.4) unless and until such Person has joined in this Agreement in accordance with this Section 3.12.

              SECTION 3.13. Termination of Guarantees. Each Stockholder will take all actions necessary to release the Company on or prior to the Closing from any guarantee given by the Company for personal indebtedness of such Stockholder or otherwise provide appropriate assurances that such guarantee will be released as soon as reasonably practicable after the Closing.

              SECTION 3.14. Merger Transaction. If requested by the Purchaser, the parties to this Agreement shall negotiate appropriate modifications to this Agreement so that the transactions contemplated hereby may be effected by means of a merger transaction.



                                   ARTICLE IV

                              CONDITIONS PRECEDENT

              SECTION 4.1. Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction of each of the following conditions unless waived on or prior to the Closing Date by the Purchaser:

              (a) Representations, Warranties and Covenants. The representations and warranties in Section 2.1 (other than those made in the first sentence of Section 2.1(a) and in Sections 2.1(b) and 2.1(c)) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except for those representations and warranties expressly made as of a particular date, which shall be true and correct only as of such date); provided that the foregoing condition shall be deemed satisfied if the facts, events or circumstances underlying any inaccuracies in any such representations and warranties (without regard to any materiality or Material Adverse Effect limitation) as of the Closing Date, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The representations and warranties in the first sentence of Section 2.1(a) and in Sections 2.1(b) and 2.1(c) shall be true and correct in all respects as of the Closing Date as if made on and as of the Closing Date (except for those representations and warranties expressly made as of a particular date, which shall be true and correct only as of such date). The representations and warranties in Section 2.2 shall be true and correct in all material respects (other than those made in Section 2.2(a), which shall be true and correct in all respects) as of the Closing Date as if made on and as of the Closing Date. The Company and each Stockholder shall have performed and complied with in all material respects all covenants and agreements required to be performed or complied with on or prior to the Closing Date.

              (b) Certificates. The Purchaser shall have received a certificate of the chief executive officer and chief financial officer of the Company and a certificate of each Stockholder, each dated the Closing Date, substantially in the forms attached as Exhibit A-1 and Exhibit A-2, respectively.

              (c) Legal Opinions. The Purchaser shall have received opinions of counsel to the Company and the Stockholders, dated the Closing Date, in form and substance reasonably satisfactory to the Purchaser.

              (d) HSR Act. The waiting period (and any extension thereof) applicable to the transactions contemplated by this Agreement under the HSR Act shall have been terminated or shall have expired.

              (e) No Legal Bar. No action or proceeding by or before any governmental authority or agency shall be pending or threatened challenging or seeking to restrain or prohibit the transactions contemplated by this Agreement. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary injunction, permanent injunction or other order enacted, entered, promulgated, enforced or issued by any governmental authority or agency or other legal restraint or prohibition preventing the transactions contemplated by this Agreement shall be in effect.

              (f) Consents, Amendments and Terminations. The Purchaser shall have received duly executed and delivered copies of all waivers, consents, terminations and approvals listed in Schedule 2.2(b) and (subject to Section 3.1) Schedule 4.1(f) (as well as all other waivers, consents, terminations and approvals (i) discovered after the date of this Agreement by the parties to be necessary in connection with the transactions contemplated hereunder and (ii) the failure of which to obtain, either individually or in the aggregate, (when taken together with those identified in Section 2.1(d) of the Disclosure Schedule and not listed on Schedule 4.1(f)) could reasonably be expected to have a Material Adverse Effect), all in form and substance reasonably satisfactory to the Purchaser.

              (g) Company Directors. At the request of the Purchaser, the Purchaser shall have received the resignations (effective upon Closing) of the directors of the Company (subject to any contractual rights) so requested to resign, and the Board of Directors shall have been reconstituted so that a majority of the directors are persons designated by Purchaser.

              (h) Share Certificates . The Purchaser shall have received certificates representing all of the Shares and the Additional Shares, together with stock powers duly endorsed in blank.

              (i) Consulting Agreement. A consulting agreement dated on or prior to the Closing Date between the Company and William H. Gaither in the form attached as Exhibit B shall have been executed and delivered by the parties thereto.

              (j) Management. Arrangements concerning the compensation of senior members of management and their participation in the transactions contemplated by this Agreement shall have been entered into (and to the extent necessary approved by the Board of Directors of the Company) on terms reasonably satisfactory to the Purchaser.

              (k) No Material Adverse Change. Since the date of this Agreement, there shall have been no material adverse change in the business, assets, condition (financial or otherwise), financial position, results of operations or prospects (other than changes resulting from general economic or market conditions) of the Company and its Subsidiaries, taken as a whole.

              (l) Other Deliveries. The Purchaser shall have received such other documents, certificates or instruments or customary closing deliveries as it may reasonably request.

              SECTION 4.2. Conditions to Obligations of the Stockholders. The obligations of the Stockholders to consummate the transactions contemplated by this Agreement are subject to the satisfaction of each of the following conditions unless waived on or prior to the Closing Date by the Stockholder
Representative:

              (a) Representations, Warranties and Covenants. The representations and warranties in Section 2.3 shall be true and correct in all material respects (other than those made in Sections 2.3(a) and 2.3(b), which shall be true and correct in all respects) as of the Closing Date as if made on and as of the Closing Date. The Purchaser shall have performed and complied with in all material respects all covenants and agreements required to be performed or complied with on or prior to the Closing Date.

              (b) Certificate. The Stockholder Representative shall have received a certificate of the chief executive officer of the Purchaser, dated the Closing Date, substantially in the form attached as Exhibit C.

              (c) Legal Opinion. The Stockholder Representative shall have received an opinion of counsel to the Purchaser, dated the Closing Date, in form and substance reasonably satisfactory to the Stockholder Representative.

              (d) HSR Act. The waiting period (and any extension thereof) applicable to the transactions contemplated by this Agreement under the HSR Act shall have been terminated or shall have expired.

              (e) No Legal Bar. No action or proceeding by or before any governmental authority or agency shall be pending or threatened challenging or seeking to restrain or prohibit the transactions contemplated by this Agreement. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary injunction, permanent injunction or other order enacted, entered, promulgated, enforced or issued by any governmental authority or agency or other legal restraint or prohibition preventing the transactions contemplated by this Agreement shall be in effect.

              (f) Other Deliveries. The Stockholders shall have received such other documents, certificates or instruments or customary closing deliveries as any of them may reasonably request.

                                    ARTICLE V

                                    INDEMNITY

              SECTION 5.1. Indemnification.

              (a) Indemnification by Stockholders. Each Stockholder, severally and not jointly, and limited to and in proportion to such Stockholder's aggregate percentage ownership of Shares and Additional Shares (which percentage shall be 100% for matters set forth in Section 2.1(c)(i) (as it relates to such Stockholder) and Section 2.2 or for a breach of a covenant of such Stockholder), indemnifies and holds harmless the Purchaser and its affiliates, directors, officers, employees and other agents and representatives from and against any and all losses, liabilities, judgments, claims, settlements, damages, fees, liens, Taxes, penalties, obligations and expenses (including without limitation reasonable attorneys' fees and disbursements and Defense Costs incurred by the Company pursuant to Section 5.1(e)) (collectively, "Losses") incurred or suffered by any such Person arising from, by reason of or in connection with:

                    (i) any misrepresentation by, or breach of any representation or warranty of, the Company or such Stockholder contained in this Agreement or any certificate or other document delivered by the Company or such Stockholder under this Agreement;

                    (ii) any breach or non-performance by the Company or such Stockholder of any covenant or agreement made by the Company or such Stockholder in this Agreement;

                    (iii) (A) any payment required to be made by the Company as a result of Taxes paid by any third party pursuant to any agreement entered into between January 1, 1997 and June 30, 1998 pursuant to which the Company acquired stock of a Subsidiary (other than Itco Logistics Corporation) or (B) any disallowance of a deduction by the Company for any payments made by the Company other than as purchase price in connection with any such acquisition (collectively, the "Surviving Tax Matters"); or

                    (iv) any action, suit, proceeding or demand incident to any of the matters referred to in the foregoing clauses (i) through (iii).

Notwithstanding the foregoing, and except as provided in Section 6.10, no Stockholder shall be liable under any provision of this Agreement for Losses arising from, by reason of or in connection with any misrepresentation by another Stockholder or breach or non-performance by another Stockholder of a representation, warranty, covenant or agreement made by such other Stockholder in this Agreement or any certificate or other document delivered by such other Stockholder under this Agreement, it being understood that, for these purposes, covenants of the Company shall not be deemed to be covenants of any particular Stockholder. With respect to breaches of representations and warranties set forth in Section 2.1 causing the Company to incur Losses, the Purchaser's Losses shall be deemed to be the Company's Losses multiplied by a fraction, the numerator of which is the number of Shares and Additional Shares acquired by the Purchaser at the Closing and the denominator of which is the total number of shares of Common Stock outstanding as of the Closing Date. For the purposes of clarification, the parties acknowledge that the several liability of each Stockholder shall under this Section 5.1 equal the Purchaser's Losses multiplied by the Stockholder's ownership percentage as determined in accordance with
Section 5.2(b) (except in the limited circumstances where a Stockholder is expressly obligated for 100% of the Purchaser's Losses as set forth above), subject to the limitations set forth in Section 5.2(b). For purposes of this Agreement, a breach of the representations and warranties contained in Section
2.1 shall be deemed to be a breach by all Stockholders rather than a breach of a particular Stockholder (except for the provisions of Section 2.1(c) which relate specifically to such Stockholder, which shall be deemed to be a breach only by such Stockholder), but shall nevertheless be subject to all of the limitations contained in Section 5.2. For purposes of Article V, shares issuable upon exercise of any Warrant held by The 1818 Mezzanine Fund, L. P. shall be treated as outstanding. For purposes of this Section 5.1, a Stockholder's ownership percentage will be determined in accordance with Section 5.2(b). The parties acknowledge and agree that the Company shall have the same rights as the Purchaser under this Section 5.1(a) (subject to the limitations, if any, set forth in this Article V) to be indemnified by each Controlling Stockholder from and against any and all Losses that arise from, by reason of or in connection with such Controlling Stockholder's breach of Section 3.6(c).

              (b) Indemnification by Purchaser. The Purchaser indemnifies and holds harmless the Stockholders and their respective affiliates, directors, officers, employees and other agents and representatives from and against any and all Losses incurred or suffered by any such Person arising from, by reason of or in connection with:

                    (i) any misrepresentation by, or breach of any representation or warranty of, the Purchaser contained in this Agreement or any certificate or other document delivered by the Purchaser under this Agreement;

                    (ii) any breach or non-performance by the Purchaser of any covenant or agreement made by the Purchaser in this Agreement; or

                    (iii) any action, suit, proceeding or demand incident to any of the matters referred to in the foregoing clauses (i) and (ii).

              (c) Indemnification Procedures. In case any claim or litigation which might give rise to any indemnification obligation (an "Asserted Liability") of a party under this Article V (each an "Indemnifying Party") shall come to the attention of the party seeking indemnification hereunder (the "Indemnified Party"), the Indemnified Party shall promptly notify the Indemnifying Party (in the case of a claim for indemnification pursuant to Section 5.1(a), by notice to the Stockholder Representative) in writing of the existence, nature and amount of the potential Loss for which indemnification may be sought. Failure to give such notice shall not prejudice the rights of the Indemnified Party, except to the extent that the Indemnifying Party shall have been materially prejudiced by such failure. With respect to claims or litigation concerning third parties, the Indemnifying Party may defend against an Asserted Liability on behalf of the Indemnified Party utilizing counsel reasonably acceptable to the Indemnified Party, unless (i) the Indemnified Party reasonably objects to such assumption of the defense on the ground that counsel for such Indemnifying Party cannot represent both the Indemnified Party and the Indemnifying Party because such representation would be reasonably likely to result in a conflict of interest or because there may be defenses available to the Indemnified Party that are not available to such Indemnifying Party or (ii) the action or proceeding seeks injunctive or other equitable relief against the Indemnified Party that would materially affect, restrain or interfere with the business of the Indemnified Party. If the Indemnifying Party defends an Asserted Liability, it shall do so at its own expense and shall not be responsible for the costs of defense, investigative costs, attorney's fees or other expenses incurred to defend the Asserted Liability (collectively, "Defense Costs") of the Indemnified Party (which may continue to defend, at its own expense). If the Indemnified Party assumes or maintains the defense of an Asserted Liability by reason of clause (i) or (ii) above, or because the Indemnifying Party has not elected to assume the defense, then such Indemnifying Party shall indemnify the Indemnified Party for its reasonable Defense Costs. The Indemnifying Party may settle any Asserted Liability only with the consent of the Indemnified Party, which consent shall not be unreasonably withheld. If the Indemnifying Party assumes or maintains the defense of an Asserted Liability as set forth above, then the Indemnified Party may settle such Asserted Liability only with the consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

              (d) Company Participation. The Company shall be entitled to participate in the defense of any claim or litigation concerning third parties for which indemnification may be sought pursuant to this Article V to the extent that the Company or one of its Subsidiaries is not a party to such claim or litigation, provided that such claim or litigation could in the Company's sole determination result in an adverse effect on the business, assets, condition (financial or otherwise), financial position, results of operations or prospects of the Company or any of its Subsidiaries. Each party shall cooperate in all reasonable respects with the Company and furnish or make available to the Company and its legal counsel all access and information reasonably necessary to give effect to the Company's rights under this Section 5.1(d).

              (e) Asserted Liabilities Involving the Company. Notwithstanding Sections 5.1(c) and 5.1(d), if an Asserted Liability relates to a third party claim involving the Company, the

Company shall be entitled to defend or assume the defense of such Asserted Liability using counsel of its own choosing. If the Company chooses to defend an Asserted Liability, the Indemnified Party and Indemnifying Party shall be entitled to participate or continue to participate at its own expense in the defense of such Asserted Liability except to the extent that the Company reasonably determines that such participation could materially and adversely affect the ability of the Company or its counsel to conduct such defense. If the Company chooses to defend an Asserted Liability, the Company shall be entitled, in its sole discretion, to settle or resolve the Asserted Liability. If the Company settles or resolves an Asserted Liability or chooses counsel to defend an Asserted Liability without the approval of the Indemnifying Party, then the Indemnified Party shall not be entitled to indemnification under Article V unless the approval of the Indemnifying Party has been unreasonably withheld.

              (f) Treatment of Payments. Any payment made pursuant to this
Section 5.1 shall be treated as an adjustment to the Aggregate Purchase Price for all Tax purposes.

              SECTION 5.2. Limitations.

              (a) Expiration Date. The indemnification and reimbursement obligations under Section 5.1 shall expire on the date that is 18 months from and after the Closing Date (the "Expiration Date"), except (i) as to any claims for, or any claims that may result in, any Loss for which indemnity may be sought hereunder of which the Indemnifying Party has received written notice from the Indemnified Party on or before the Expiration Date or (ii) as to any representations, warranties, covenants or agreements expressly surviving such 18-month period as set forth in Section 6.6.

              (b) Caps. The total indemnification obligations of the Stockholders (other than for claims relating to or arising out of Sections 2.1(b), 2.1(c), 2.1(t), 2.2(a), 2.2(b), 2.2(c) or 3.6 (collectively, the
"Excluded Claims")) pursuant to this Article V shall not exceed (i) for all Stockholders in the aggregate an amount equal to 15% of the Aggregate Purchase Price and (ii) for each Stockholder an amount equal to the product of (x) 15% of the Aggregate Purchase Price and (y) the quotient obtained by dividing (1) the number of Shares and Additional Shares owned by such Stockholder as specified on the signature pages to this Agreement by (2) total number of Shares and Additional Shares acquired by the Purchaser at the Closing. Notwithstanding anything to the contrary set forth in this Agreement, the indemnification obligations of the Stockholders with respect to Excluded Claims shall not count towards, or be subject to, the limitations set forth in the first sentence of this Section 5.2(b) or in Section 5.2(c), provided that the total indemnification obligations of each Stockholder pursuant to this Article V shall not exceed the amount of the Aggregate Purchase Price allocated to such Stockholder's Shares or Additional Shares, as the case may be. Excluded Claims for which a Stockholder is 100% responsible shall be satisfied personally by such Stockholder and not from amounts held in escrow pursuant to the Indemnity Escrow Agreement.

              (c) Threshold; Minimum Claim Amount. The Purchaser shall not be entitled to indemnification pursuant to this Article V with respect to any claim for indemnification (other than an Excluded Claim) unless the aggregate Losses for which the Purchaser would be entitled to indemnification pursuant to this Article V exceed $425,000 (after which the Stockholders shall be obligated, subject to the limitations set forth in Section 5.2(b), to indemnify the Purchaser for amounts in excess of such $425,000).

              (d) Tax Benefits. The amount of any and all Losses for which indemnification is provided pursuant to this Article V shall be (i) increased to take account of any net Tax cost incurred by the Indemnified Party arising from the receipt of indemnity payments hereunder ("grossed-up" for taxes on such increase), provided that any net tax cost incurred shall not include any increase in Tax resulting from decrease in the Purchase Price of the Shares or Additional Purchase Price of the Additional Shares as the case may be and (ii) reduced to take account of any net Tax benefit realized by the Indemnified Party arising from the incurrence or payment of any such Losses; provided that any net Tax cost incurred and any net Tax benefit realized shall be attributable to those Losses taken into account on a Tax return for a year not later than the year in which the indemnity payment is made. In computing the amount of any such Tax cost or Tax benefit, the Indemnified Party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any and all Losses.

              (e) Insurance Proceeds. The amount of any and all Losses for which indemnification is provided pursuant to this Article V shall be net of any amounts actually received by the Indemnified Party (or the Company, if applicable) under insurance policies in effect at the Closing (other than self insurance, retrospective or similar insurance) with respect to such Losses. In the event that any claim for indemnification asserted under this Article V is, or may be, the subject of insurance coverages of the Company or any other party to this Agreement or other right to indemnification or contribution from any third party (a "Third Party Contributor"), each of the Company and the Indemnified Party agrees to promptly notify the applicable insurance carrier of such claim and tender defense thereof to such carrier, and shall also promptly notify any potential Third Party Contributor. Each of the Company and each Indemnified Party agrees to pursue, at the sole cost and expense of the Indemnifying Party, such claims diligently and to reasonably cooperate, at the sole cost and expense of the Indemnifying Party, with each such insurance carrier and Third Party Contributor, and the Indemnified Party agrees to make no claim for indemnification under this Article V for a period of 180 days after such claim for insurance or contribution is made. If insurance coverage or contribution is denied (in whole or in part), or if no resolution of an insurance or contribution claim shall have occurred within such 180 days, the Indemnified Party may proceed for indemnification under this Article V, and such Indemnifying Party shall be surrogated to the rights of the Indemnified Party against such insurance carrier or Third Party Contributor.

              (f) Additional Exclusions. Notwithstanding any contrary provision of this Agreement, no Stockholder shall have any liability to any Person under this Article V or otherwise for any of the matters described in Item 14 of
Section 2.1(e)(ii) of the Disclosure Schedule, including without limitation Losses arising from Riggs v. Winston Tire or Losses arising from any other facts or circumstances described in Item 14 of Section 2.1(e)(ii) of the Disclosure Schedule except to the extent there is an inaccuracy in the last sentence thereof.

              (g) Remedy. Upon and after the Closing, and subject to the parties' rights to seek equitable relief pursuant to Section 6.10 for breaches of Section 3.6 or 3.7, the provisions of this Article V represent the sole and exclusive remedy available to any party to this Agreement for any breach by any other party of any representation, warranty, covenant or agreement contained herein. Notwithstanding any contrary provision of this Agreement, if the Closing occurs, the Stockholders shall have no liability for indemnification pursuant to this Article V for any breach or non-performance of any representation, warranty, covenant or agreement that was within the Purchaser's knowledge at the time of the Closing.

                                   ARTICLE VI

                                  MISCELLANEOUS

              SECTION 6.1. Entire Agreement. This Agreement and the annexes, schedules and exhibits hereto contain the entire agreement among the parties with respect to the transactions contemplated by this Agreement and supersede all prior agreements or understandings among the parties with respect to the subject matter hereof.

              SECTION 6.2. Termination. (a) This Agreement shall terminate on the first to occur of any of the following events:

                    (i) the mutual written agreement of the Purchaser and the Stockholder Representative;

                    (ii) written notice from the Purchaser, on the one hand, or the Stockholder Representative, on the other hand, to the other, if the Closing shall not have occurred prior to the close of business on June 30, 1999; provided, that, if the Closing shall not have occurred prior to such time as a result of the failure to obtain the consents of holders of the Company's 10% Senior Notes Due 2008 as described on Schedule 4.1(f), such date shall be extended to the earlier of four business days following the date on which the consent has been obtained or a date to be mutually agreed by the Purchaser and the Stockholder Representative, but in no event later than October 31, 1999;

                    (iii) written notice from the Purchaser to the Stockholders, in the event that the Company shall not have joined in this Agreement in accordance with Section 3.12 on or before the 10th business day after the date of this Agreement, provided, that this termination right shall not be exercisable by the Purchaser if such joinder shall have occurred prior to a termination pursuant to this clause (iii);

                    (iv) written notice from the Purchaser to the Stockholders, in the event that (x) the Company or any Stockholder shall have materially breached any representations, warranties, covenants or agreements contained in this Agreement if not cured within 15 business days following written notice from the Purchaser specifying such breach or (y) the satisfaction of any condition to the Purchaser's obligations under this Agreement becomes impossible or impracticable with the use of commercially reasonable efforts if the failure of such condition to be satisfied is not caused by a breach of this Agreement by the Purchaser; or

                    (v) written notice from the Stockholder Representative to the Purchaser, in the event that (x) the Purchaser shall have materially breached any representations, warranties, covenants or agreements contained in this Agreement if not cured within 15 business days following written notice from the Stockholder Representative specifying such breach or (y) the satisfaction of any condition to the Stockholders' obligations under this Agreement becomes impossible or impracticable with the use of commercially reasonable efforts if the failure of such condition to be satisfied is not caused by a breach of this Agreement by the Stockholders.

              (b) The sole remedy of any party for a breach by the other party of this Agreement prior to the Closing shall be to terminate this Agreement in accordance with the applicable provision of Section 6.2(a). Upon the termination of this Agreement, all rights and obligations of the parties under this Agreement shall terminate, except their obligations under Sections 3.1, 3.6(a), 3.7, 6.4, 6.9, 6.11 and 6.12, and no party shall have any further liability hereunder.

              SECTION 6.3. Descriptive Headings; Certain Interpretations. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. Except as otherwise expressly provided in this Agreement, the following rules of interpretation apply to this Agreement: (i) the singular includes the plural and the plural includes the singular; (ii) "or" and "any" are not exclusive and "include" and "including" are not limiting; (iii) a reference to any agreement or other contract includes permitted supplements and amendments; (iv) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder; (v) a reference to a person or legal entity includes its permitted successors and assigns; (vi) a reference to generally accepted accounting principles refers to United States generally accepted accounting principles; and (vii) a reference in this Agreement to an Article, Section, Annex, Exhibit or Schedule is to the Article, Section, Annex, Exhibit or Schedule of this Agreement.

              SECTION 6.4. Notices. All notices, requests and other communications to any party under this Agreement shall be in writing and sufficient if delivered personally or sent by facsimile (with confirmation of receipt) or by guaranteed overnight courier, addressed as follows:

                  If to the Company or the Principal Stockholders, to:

                  William H. Gaither
                  c/o The J. H. Heafner Company, Inc.
                  2105 Water Ridge Parkway, Suite 500
                  Charlotte, NC  28217
                  Facsimile:        (704) 423-8987

                  with copies to:

                  The J.H. Heafner Company, Inc.
                  2105 Water Ridge Parkway, Suite 500
                  Charlotte, NC  28217
                  Facsimile:        (704) 423-8987
                  Attention:        J. Michael Gaither

                  Howard, Smith & Levin LLP
                  1330 Avenue of the Americas
                  New York, New York  10019
                  Facsimile:        (212) 841-1010
                  Attention:        Scott F. Smith

                  and

                  Moore & Van Allen PLLC
                  100 North Tryon Street, 47th Floor
                  Charlotte, NC  28202
                  Facsimile:        (704) 331-1159
                  Attention:        Hal Levinson, Esq.

                  If to the Purchaser, to:

                  Charlesbank Capital Partners, LLC
                  600 Atlantic Avenue
                  Boston, Massachusetts 02210-2203
                  Facsimile:        (617) 619-5402
                  Attention:        Mark A. Rosen and
                                    Tami E. Nason

                  with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  919 Third Avenue
                  New York, NY 10022
                  Facsimile:        (212) 735-2000

                  Attention:        David J. Friedman

and, if to any Other Stockholder, to the address or facsimile number furnished by such Other Stockholder in writing upon joining this Agreement, or to such other address or facsimile number as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith. Each such notice, request or communication shall be effective when received or, if given by guaranteed overnight courier, when delivered at the address specified in this Section or on the second business day following the date on which such communication is delivered to such courier, whichever occurs first.

              SECTION 6.5. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

              SECTION 6.6. Survival. All representations, warranties, agreements and covenants contained in this Agreement or in any document delivered pursuant to this Agreement or in connection with this Agreement (unless otherwise expressly provided therein) shall survive the Closing and shall remain in full force and effect until the Expiration Date; provided that the representations and warranties in Sections 2.1(b), 2.1(c), 2.1(t), 2.2(a), 2.2(b), 2.2(c),
2.3(a), 2.3(b), 2.3(d) and 2.3(e), the covenants and agreements in Sections 3.3, 3.6, 3.8, 3.9, 3.10 and 3.11 and claims in respect of any Surviving Tax Matters (as defined in this Section 6.6) shall not expire on the Expiration Date and shall survive for the duration specified in such Sections or, if no duration is specified, forever or until the expiration of the applicable statute of limitations; and provided further, that the Surviving Tax Matters as defined in
Section 5.1(a)(iii) shall not expire on the Expiration Date and shall survive until the expiration of the statute of limitations applicable to the federal income tax return to be filed by the Company in connection with its 1998 fiscal year.

              SECTION 6.7. Benefits of Agreement. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is for the sole benefit of the parties hereto and not for the benefit of any third person.

              SECTION 6.8. Amendments and Waivers. No modification, amendment or waiver, of any provision of, or consent required by, this Agreement, nor any consent to any departure herefrom, shall be effective unless it is in writing and signed by the parties hereto. Such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

              SECTION 6.9. Assignment. This Agreement and the rights and obligations hereunder shall not be assignable by any party hereto without the prior written consent of the other parties. Notwithstanding the foregoing, the Purchaser may assign this Agreement and all of its rights and obligations to an affiliate of the Purchaser, provided that no such assignment shall relieve the Purchaser of any of its obligations under this Agreement. Any instrument purporting to make an assignment in violation of this Section shall be null and void.

              SECTION 6.10. Enforceability; Equitable Relief. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. The parties acknowledge that damages at law would be an inadequate remedy for the breach by any party of Sections 3.6 or 3.7 and agree in the event of such breach that the non-breaching party may obtain temporary and permanent injunctive relief restraining the breaching party from such breach, and, to the extent permissible under applicable statutes and rules of procedure, a temporary injunction may be granted immediately upon the commencement of any such suit. Nothing contained in the foregoing sentence shall be construed as prohibiting the non-breaching party from pursuing any other remedies available at law or equity for such breach or threatened breach of this Agreement nor limiting the amount of damages recoverable in the event of a breach or threatened breach by any party of such provisions.

              SECTION 6.11. ARBITRATION; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT AGREES TO BE BOUND BY THE ARBITRATION AND DISPUTE RESOLUTION PROVISIONS SET FORTH IN ANNEX A. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF NORTH CAROLINA OR THE COURTS OF THE STATE OF NORTH CAROLINA, SITTING IN MECKLENBURG COUNTY, FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS ARBITRATION AGREEMENT INCLUDING ACTIONS FOR TEMPORARY INJUNCTIVE RELIEF IN AID OF ARBITRATION OR TO COMPEL ARBITRATION, AND AGREES NOT TO COMMENCE ANY LEGAL PROCEEDING RELATING THERETO EXCEPT IN SUCH COURTS AND EXCEPT FOR ANY ACTION TO ENFORCE AN ARBITRAL AWARD. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH COURTS AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY CONSENTS TO SERVICE OF PROCESS BY NOTICE IN THE MANNER SPECIFIED IN SECTION 6.4 AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION SUCH PARTY MAY NOW OR HEREAFTER HAVE TO SERVICE OF PROCESS IN SUCH MANNER. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY SUCH PROCEEDING.

              SECTION 6.12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

              IN WITNESS WHEREOF, each of the Principal Stockholders, the Stockholder Representative and the Purchaser has caused this Agreement to be duly executed and delivered as of the day and year first above written.

PRINCIPAL STOCKHOLDERS:


Number of Shares:

1,992,293 shares of Class A Common Stock    /s/ Ann H. Gaither
                                            -----------------------------------
                                                      ANN H. GAITHER

Number of Shares:

1,060,288 shares of Class A Common Stock    /s/ William H. Gaither
                                            -----------------------------------
                                                     WILLIAM H. GAITHER

Number of Shares:

462,790 shares of Class A Common Stock      /s/ Susan Gaither Jones
                                            -----------------------------------
                                                     SUSAN GAITHER JONES

Number of Shares:

13,129 shares of Class A Common Stock       /s/ Thomas R. Jones
                                            -----------------------------------
                                                       THOMAS R. JONES

STOCKHOLDER REPRESENTATIVE:                 /s/ William H. Gaither
                                            -----------------------------------
                                                     WILLIAM H. GAITHER,
                                                as Stockholder Representative


PURCHASER:                                  CHARLESBANK EQUITY FUND IV,
                                            LIMITED PARTNERSHIP

                                            By: Charlesbank Equity Fund IV GP,
                                                Limited Partnership, its general
                                                partner

                                            By: Charlesbank Capital Partners,
                                                LLC
                                                Its general partner


                                            By: /s/ Mark A. Rosen
                                               --------------------------------

                                                 MARK A. ROSEN
                                                 MANAGING DIRECTOR

                                            By: /s/ Kim G. Davis
                                               --------------------------------
                                                 KIM G. DAVIS
                                                 MANAGING DIRECTOR

              IN WITNESS WHEREOF, each of the Company and the Other Stockholders has caused this Agreement to be duly executed and delivered as of the day and year set forth opposite such Person's name below.



COMPANY:                                 THE J. H. HEAFNER COMPANY, INC.


                                         By: /s/ Donald C. Roof
                                             ----------------------------
                                            Name: Donald C. Roof
                                            Title: Sr. Vice President, Chief
                                                   Financial Officer & Treasurer
                                            Date:  April 27, 1999

OTHER STOCKHOLDERS:                      THE 1818 MEZZANINE FUND, L.P.


Number of Additional Shares:             By:______________________________
                                            Name:
1,034,000 shares of Class A Common Stock    Title:
                                            Date:

                                         WINGATE PARTNERS II, L.P.

                                         By: WINGATE MANAGEMENT COMPANY II,
                                             L.P., its General Partner

                                         By: WINGATE MANAGEMENT LIMITED,
                                             L.L.C., its sole general partner

Number of Additional Shares:             By: /s/ V. Edward Easterling, Jr.
                                             ----------------------------
                                            Name: V. Edward Easterling, Jr.
1,277,167 shares of Class B Common Stock    Title: Principal
                                            Date:

                                         WINGATE AFFILIATES II, L.P.


                                         By: WINGATE MANAGEMENT LIMITED,
                                             L.L.C., its sole general partner

Number of Additional Shares:             By: /s/ V. Edward Easterling, Jr.
                                             ----------------------------
                                            Name: V. Edward Easterling, Jr.
24,097 shares of Class B Common Stock       Title: Principal
                                            Date:

                                         CALLIER INVESTMENT COMPANY


Number of Additional Shares:             By: /s/ James T. Callier, Jr.
                                             ----------------------------
                                            Name: James T. Callier, Jr.
9,037 shares of Class B Common Stock        Title: G.P.
                                            Date: May 7, 1999

Number of Additional Shares:                   /s/ Armistead Burwell, Jr.
                                               --------------------------------
                                                      ARMISTEAD BURWELL, JR.
27,110 shares of Class B Common Stock          Date: May 5, 1999



Number of Additional Shares:                   /s/ Leon R. Ellin
                                               --------------------------------
                                                         LEON R. ELLIN
18,073 shares of Class B Common Stock          Date: May 20, 1999

                                                                         ANNEX A
                                                     TO STOCK PURCHASE AGREEMENT


                          DISPUTE RESOLUTION PROCEDURE

The parties to the Agreement submit to final and binding arbitration as the sole and exclusive remedy for all disputes, controversies or claims for damages arising out of, involving, or relating to (a) the Agreement or any amendment thereto or (b) the events giving rise to the Agreement, including any and all non-contractual claims for damages related to the Agreement or the events giving rise to it (including claims for fraudulent inducement of contract) ("Dispute"). The arbitration shall be held in accordance with the Commercial Arbitration Rules of The American Arbitration Association then in effect except as modified herein ("Rules"). Any arbitration under this Agreement shall be decided by a panel of three arbitrators, one chosen by the Stockholders, one by the Purchaser (in either instance within 20 days of the receipt by the respondent of a copy of the demand for arbitration) and a third by the first two arbitrators chosen. The three arbitrators shall determine all matters, including the panel's final decision with respect to the claims presented in the arbitration, by majority vote. If the two arbitrators selected by the parties are unable to agree upon the appointment of the third arbitrator within seven days of appointment of the second arbitrator, both shall give written notice of such failure to agree to the parties, and if the parties fail to agree upon the selection of such third arbitrator within five days thereafter, such third arbitrator shall be appointed pursuant to the Rules. The arbitration shall be held in Charlotte, North Carolina. The parties shall be entitled to have reasonable access (subject to the confidentiality provisions in Section 3.6(b)) to information, documents and other materials in the possession of the Company directly related to any dispute arising from, relating to or in connection with the Company's business. Any arbitration proceedings, decision or award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act of the United States, 9 U.S.C. ss. 1 et seq. By agreeing to arbitration, the parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of arbitration proceedings and the enforcement of any award. Without prejudice to such provisional remedies in aid of arbitration as may be available under the jurisdiction of a court, the arbitral tribunal shall have full authority to grant provisional remedies and to award damages for the failure of any party to respect the arbitral tribunal's orders to that effect. The arbitral award shall be final and binding on the parties and may be enforced in any court having jurisdiction.